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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Constellation Energy
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 (Nos. 333-102723, 333-59601, 33-57658, 333-56572, 333-24705, and 33-49801, and 33-59545, 333-45051, 333-46980, 333-89046, 333-129802, 333-81292 and 33-56084, respectively) of Constellation Energy Group, Inc. of our report dated March 1, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 2, 2006

Baltimore Gas and Electric Company
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-102432) of Baltimore Gas and Electric Company of our report dated March 1, 2006 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Baltimore, Maryland
March 2, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM